Exhibit 99.1

Press Release

Investor & Media Contact:

Michelle Spolver

Fortinet, Inc.

408-486-7837

mspolver@fortinet.com

Fortinet Announces Fourth Quarter and Full Year 2010 Financial Results

Fourth Quarter 2010 Highlights:

•	Billings of $111.0 million, up 35% year over year

•	Revenues of $93.6 million, up 32% year over year

•	Product revenue of $41.1 million, up 40% year over year

•	GAAP EPS of $0.20

•	Non-GAAP EPS of $0.22, including a $0.03 per share tax benefit (due to a lower tax rate)

•	Free cash flow of $30.5 million

Full Year 2010 Highlights:

•	Billings of $375.4 million, up 33% year over year

•	Revenues of $324.7 million, up 29% year over year

•	Product revenue of $135.1 million, up 37% year over year

•	GAAP EPS of $0.53

•	Non-GAAP EPS of $0.57

•	Free cash flow of $100 million

SUNNYVALE, Calif. – January 25, 2011 – Fortinet® (NASDAQ: FTNT) – a leading network security provider and the worldwide leader in unified threat management (UTM) solutions – today announced financial results for the fourth quarter and full year ended December 31, 2010.

Financial Highlights for the Fourth Quarter of 2010

•

Billings[1]: Total billings were $111.0 million for the fourth quarter of 2010, an increase of 35% compared to the fourth quarter of 2009. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $93.6 million for the fourth quarter of 2010, an increase of 32% compared to the fourth quarter of 2009. Within total revenue, product revenue was $41.1 million, an increase of 40% compared to the fourth quarter of 2009. Services revenue was $47.9 million, an increase of 28% compared to the fourth quarter of 2009. Ratable product and services revenue was $4.6 million, an increase of 17% compared to the fourth quarter of 2009.

•	Deferred Revenue: Deferred revenue was $252.6 million as of December 31, 2010, an increase of 25% compared to deferred revenue as of December 31, 2009, and up $17.4 million from September 30, 2010.

•

Cash and Cash Flow: As of December 31, 2010, cash, cash equivalents and investments were $387.5 million, compared to $352.3 million as of September 30, 2010. Cash flow from operations was $31.4 million for the fourth quarter of 2010, compared to $16.2 million for the fourth quarter of 2009. In the fourth quarter of 2010, free cash flow was $30.5 million, compared to $15.9 million for the fourth quarter of 2009. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.[1]

•

GAAP Operating Income: GAAP operating income was $20.7 million for the fourth quarter of 2010, representing a GAAP operating margin of 22% and an increase of 178% compared to the fourth quarter of 2009.

•

Non-GAAP[1] Operating Income: Non-GAAP operating income was $23.2 million for the fourth quarter of 2010, representing a non-GAAP operating margin of 25% and an increase of 105% compared to the fourth quarter of 2009. Non-GAAP operating income and operating margin exclude stock-based compensation expense and, for the fourth quarter of 2009, non-cash asset acquisition related write-offs. Non-cash asset acquisition related write-offs consist of intangible assets that have no future value but exclude ongoing amortization of intangible assets that provide an ongoing benefit to our recurring operations.

•

GAAP Net Income and EPS: GAAP net income was $16.1 million for the fourth quarter of 2010, based on a 23% tax rate for the quarter. The fourth quarter rate brings us to a 27% tax rate for the year. This compares to GAAP net income of $43.9 million for the fourth quarter of 2009 (which includes a $37.8 million tax benefit from the reversal of our valuation allowance). GAAP EPS was $0.20 for the fourth quarter of 2010, based on 80.3 million weighted-average diluted shares outstanding, compared to $0.62 for the fourth quarter of 2009, based on 70.8 million weighted-average diluted shares outstanding.

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $17.3 million for the fourth quarter of 2010, based on a 27% tax rate for the quarter. The fourth quarter rate brings us to a 32% tax rate for the year. Non-GAAP net income for the fourth quarter of 2009 was $9.2 million, based on a 21% tax rate. Non-GAAP EPS was $0.22 for the fourth quarter of 2010 based on 80.3 million weighted-average diluted shares outstanding, compared to $0.13 for the fourth quarter of 2009 based on 70.8 million weighted-average diluted shares outstanding. Non-GAAP EPS for the fourth quarter of 2010 included a benefit of $0.03 associated with a reduction in our annual non-GAAP tax rate as discussed in our full year results section below. Non-GAAP net income excludes stock-based compensation expense, non-cash asset acquisition related write-offs (for the fourth quarter of 2009) and the related tax effects. Non-GAAP EPS for the fourth quarter of 2009 was based on non-GAAP net income of $9.2 million, based on a 21% tax rate.

[1]	A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Full Year 2010 Results

•	Billings: Total billings were $375.4 million for fiscal 2010, an increase of 33% compared to fiscal 2009.

•

Revenue: Total revenue was $324.7 million for fiscal 2010, an increase of 29% compared to fiscal 2009. Within total revenue, product revenue was $135.1 million for fiscal 2010, an increase of 37% compared to fiscal 2009, and services revenue was $172.0 million for fiscal 2010, an increase of 24% compared to fiscal 2009. Ratable product and services revenue was $17.5 million, an increase of 23% compared to fiscal 2009.

•

Cash and Cash Flow: As of December 31, 2010, cash, cash equivalents and investments were $387.5 million, compared to $260.3 million as of December 31, 2009. Cash flow from operations was $103.4 million for fiscal 2010, compared to $62.0 million for fiscal 2009. Free cash flow was $99.6 million, compared to $57.4 million for fiscal 2009. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.[1]

•	GAAP Operating Income: GAAP operating income was $55.3 million for fiscal 2010, representing a GAAP operating margin of 17% and an increase of 118% compared to fiscal 2009.

•	Non-GAAP[1] Operating Income: Non-GAAP operating income was $64.7 million for fiscal 2010, representing a non-GAAP operating margin of 20% and an increase of 84% compared to fiscal 2009.

•

GAAP Net Income and EPS: GAAP net income was $41.2 million for fiscal 2010, compared to $50.9 million for 2009 (which includes a $37.8 million tax benefit from the reversal of our valuation allowance). GAAP EPS was $0.53 on 78.2 million weighted-average diluted shares outstanding for fiscal 2010, compared with $0.78 on 65.2 million weighted-average diluted shares outstanding for fiscal 2009.

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $44.6 million for fiscal 2010, based on a 32% tax rate. The non-GAAP tax rate for fiscal 2010 was lower than the 35% non-GAAP tax rate anticipated for fiscal 2010 due to the utilization of various R&D tax credits, including the reinstated Federal R&D Credit. Non-GAAP net income for fiscal 2009 was $30.5 million, based on an 18% tax rate. Non-GAAP EPS was $0.57 on 78.2 million weighted-average diluted shares outstanding for fiscal 2010, compared to $0.47 on 65.2 million weighted-average diluted shares outstanding for fiscal 2009.

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “2010 was an exceptional year for Fortinet, as we demonstrated our ability to successfully execute our global go to market strategy and increase market share. Our ongoing emphasis on product innovation, along with the build out of our sales

[1]	A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

coverage, continues to enable us to both attract new customers and maintain and grow business with our existing customers. We remain focused on strengthening and expanding our solution offering through new products and enhancements to help keep our competitive edge and meet the network security needs of large enterprises worldwide.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are very pleased with our strong finish to our first year as a public company, with fourth quarter and full year results exceeding our expectations across all of our key operating metrics. With a globally diversified business model, cutting edge technology and a healthier economic environment, we believe we are well positioned to continue to deliver solid growth in billings, revenues, operating margins and cash flow. We remain committed to stepping up our investments in our sales and R&D teams in order to ensure we can capitalize on the growth opportunities in the UTM and other complimentary markets.”

Conference Call Details

Fortinet will host a conference call today, January 25, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 36006860. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through February 8, 2011, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 36006860.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 36007444. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through February 8, 2011 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 36007444.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet’s flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet’s broad product line goes beyond UTM to help secure the extended enterprise – from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

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Copyright © 2011 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements.

FTNT-F

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our belief that we are well positioned to continue to deliver strong growth in billings, revenue operating margins, and cash flows and our plans to invest in our sales and support infrastructure and our research and development capabilities to strengthen and expand our solution offering. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of Fortinet’s business, and has historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Fortinet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense and, for the fourth quarter of 2009, non-cash asset acquisition related write-offs. Non-cash asset acquisition related write-offs include intangible assets that have no future value but exclude ongoing amortization of intangible assets that provide an ongoing benefit to our recurring operations. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and acquisition related expenses so that Fortinet’s management and investors can compare Fortinet’s recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense and, for the fourth quarter of 2009, non-cash asset acquisition related write-offs, less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average shares outstanding, on a fully-diluted basis and, for the fiscal 2009, we define non-GAAP EPS as including the premium paid on the repurchase of convertible preferred stock and income allocated to participating securities before dividing that amount by the weighted-average shares outstanding, on a fully diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and, for the fourth quarter of 2009, the non-cash asset acquisition related write-offs. We used a 32 percent effective tax rate to calculate non-GAAP net income for the fourth quarter of 2010. We believe the 32 percent effective tax rate is a reasonable estimate of a long-term normalized tax rate under our global operating structure. Our effective tax rate for the fourth quarter of 2009 was 21 percent which reflects only our foreign tax provision as our US operations had net operating losses to offset any taxable income. The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,122	$212,458
Short-term investments	241,388	47,856
Accounts receivable, net of allowance for doubtful accounts of $303 and $367, respectively	72,336	54,551
Inventory — Net	13,517	10,649
Deferred tax asset	10,509	9,652
Prepaid expenses and other current assets	6,498	3,100
Deferred cost of revenues	3,788	3,951

Total current assets	420,158	342,217
PROPERTY AND EQUIPMENT — Net	7,056	6,387
DEFERRED TAX ASSET — Non-current	37,443	31,671
DEFERRED COST OF REVENUES — Non-current	5,543	5,743

LONG-TERM INVESTMENTS	73,950	—
OTHER ASSETS	1,272	1,195

TOTAL ASSETS	$545,422	$387,213

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,761	$10,987
Accrued liabilities	16,303	15,050
Accrued payroll and compensation	19,670	13,991
Deferred revenue	169,648	140,537

Total current liabilities	218,382	180,565
DEFERRED REVENUE — Non-current	82,983	61,393
OTHER NON-CURRENT LIABILITIES	11,603	2,803

Total liabilities	312,968	244,761

STOCKHOLDERS’ EQUITY:
Common stock	75	67
Additional paid-in-capital	251,920	204,268
Treasury stock — common	(2,995)	(2,995)
Accumulated other comprehensive income	2,181	1,084
Accumulated deficit	(18,727)	(59,972)

Total stockholders’ equity	232,454	142,452

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$545,422	$387,213

	—	—

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
REVENUE:
Product	$41,080	$29,359	$135,140	$98,686
Services	47,930	37,414	172,046	139,172
Ratable product and services	4,589	3,939	17,510	14,257

Total revenue	93,599	70,712	324,696	252,115

COST OF REVENUE:
Product*	15,545	13,117	51,944	42,166
Services*	7,116	6,310	26,967	22,265
Ratable product and services	1,562	1,482	6,295	5,544

Total cost of revenue	24,223	20,909	85,206	69,975

GROSS PROFIT:
Product	25,535	16,242	83,196	56,520
Services	40,814	31,104	145,079	116,907
Ratable product and services	3,027	2,457	11,215	8,713

Total gross profit	69,376	49,803	239,490	182,140

OPERATING EXPENSES:
Research and development*	12,802	10,988	49,801	42,195
Sales and marketing*	30,481	26,719	111,968	96,291
General and administrative*	5,395	4,642	22,380	18,320

Total operating expenses	48,678	42,349	184,149	156,806

OPERATING INCOME	20,698	7,454	55,341	25,334

INTEREST INCOME	634	304	1,815	1,981

OTHER INCOME (EXPENSE) — NET	(250)	50	(815)	198

INCOME BEFORE INCOME TAXES	21,082	7,808	56,341	27,513

PROVISION FOR (BENEFIT FROM) INCOME TAXES	4,941	(36,132)	15,096	(32,666)

NET INCOME	16,141	43,940	41,245	60,179

Premium paid on repurchase of convertible preferred shares	—	—	—	(9,266)

Net income attributable to common stockholders	$16,141	$43,940	$41,245	$50,913

Net income per share:
Basic	$0.22	$1.02	$0.59	$1.93

Diluted	$0.20	$0.62	$0.53	$0.78

Weighted-average shares outstanding:
Basic	73,849	42,991	70,363	26,334

Diluted	80,334	70,760	78,203	65,219

* Includes stock-based compensation expense as follows:
Cost of product revenue	$25	$26	$101	$102
Cost of services revenue	245	193	929	658
Research and development	598	571	2,339	1,963
Sales and marketing	1,030	917	3,810	3,020
General and administrative	571	475	2,136	1,718

	$2,469	$2,182	$9,315	$7,461

FORTINET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,141	$43,940	$41,245	$60,179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,463	1,613	5,696	5,935
Write-off of intangible assets	—	1,312	—	2,387
Gain on disposal of fixed assets	—	—	14	—
Amortization of investment premiums	2,415	(17)	7,349	836
Stock-based compensation	2,469	2,182	9,315	7,461
Excess tax benefit from employee stock option plans	(1,590)	(1,461)	(5,781)	(1,574)
Income tax benefit from release of valuation allowance	—	(30,211)	—	(30,211)
Changes in operating assets and liabilities:
Accounts receivable — net	(12,773)	(10,440)	(17,784)	(8,508)
Inventory	(3,131)	(460)	(5,946)	(2,012)
Deferred tax assets	(4,270)	(9,572)	(4,278)	(9,578)
Prepaid expenses and other current assets	(944)	167	(3,849)	(190)
Deferred cost of revenues	638	(137)	364	(1,063)
Other assets	5	(619)	55	(419)
Accounts payable	3,126	1,963	2,437	3,046
Accrued liabilities	652	1,998	2,363	2,157
Accrued payroll and compensation	1,153	1,319	5,465	630
Deferred revenue	17,380	11,555	50,701	30,313
Income taxes payable	8,690	3,083	16,017	2,582

Net cash provided by operating activities	31,424	16,215	103,383	61,971

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(99,118)	(18,569)	(411,113)	(137,231)
Maturities and sales of investments	56,283	48,843	136,380	156,126
Purchase of property and equipment	(876)	(336)	(3,776)	(4,589)
Payments received (made) in connection with asset acquisition — net	—	351	—	(549)
Deposits of restricted cash	66	—	62	—

Net cash provided by (used in) investing activities	(43,645)	30,289	(278,447)	13,757

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	5,218	2,070	29,110	3,978
Proceeds from Initial Public Offering — net of offering costs	—	88,260	—	88,260
Offering costs paid in connection with Initial Public Offering	—	—	(872)	—
Repurchase of convertible preferred stock	—	—	—	(12,768)
Repurchase of common stock	—	—	—	(2,995)
Excess tax benefit from employee stock option plans	1,590	1,461	5,781	1,574

Net cash provided by financing activities	6,808	91,791	34,019	78,049

EFFECT OF EXCHANGE RATES ON CASH AND
CASH EQUIVALENTS	396	(70)	709	2,110

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,017)	138,225	(140,336)	155,887
CASH AND CASH EQUIVALENTS — Beginning of period	77,139	74,233	212,458	56,571

CASH AND CASH EQUIVALENTS — End of period	$72,122	$212,458	$72,122	$212,458

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP revenue to billings

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Total revenue	$93,599	$70,712	$324,696	$252,115
Increase in deferred revenue	17,380	11,555	50,701	30,313

Total billings (Non-GAAP)	$110,979	$82,267	$375,397	$282,428

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net cash provided by operating activities	$31,424	$16,215	$103,383	$61,971
Less purchases of property and equipment	(876)	(336)	(3,776)	(4,589)

Free cash flow (Non-GAAP)	$30,548	$15,879	$99,607	$57,382

Net cash provided by (used in) investing activities*	$(43,645)	$30,289	$(278,447)	$13,757

Net cash provided by financing activities	$6,808	$91,791	$34,019	$78,049

*	includes purchases of property and equipment.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$20,698	2,469	(a)	$23,167	$7,454	3,845	(b)	$11,299

Operating Margin	22.1%			24.8%	10.5%			16.0%

		2,469	(a)			3,845	(b)
		(1,332	)(c)			(796	)(c)
		—				(37,771	)(d)

Net Income	$16,141	1,137		$17,278	$43,940	(34,722)		$9,218

Net income per share - diluted	$0.20			$0.22	$0.62			$0.13

Shares used in per share calculation - diluted	80,334			80,334	70,760			70,760

(a)	To eliminate $2.5 million of stock-based compensation expense in the three months ended December 31, 2010.
(b)	To eliminate $2.2 million of stock-based compensation expense and $1.7 million of non-cash acquisition related charges in the three months ended December 31, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To eliminate the income statement impact from the reversal of the valuation allowance.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$55,341	9,315	(a)	$64,656	$25,334	9,848	(b)	$35,182

Operating Margin	17.0%			19.9%	10.0%			14.0%

		9,315	(a)			9,848	(b)
		(5,914	)(c)			(1,772	)(c)
		—				(37,771	)(d)

Net Income	$41,245	3,401		$44,646	$60,179	(29,695)		$30,484
Premium paid on repurchase of convertible preferred shares	—	—		—	(9,266)	9,266	(e)	—

Net income attributable to common stockholders	$41,245			$44,646	$50,913			$30,484

Net income per share - diluted	$0.53			$0.57	$0.78			$0.47

Shares used in per share calculation - diluted	78,203			78,203	65,219			65,219

(a)	To eliminate $9.3 million of stock-based compensation expense in the twelve months ended December 31, 2010.
(b)	To eliminate $7.5 million of stock-based compensation expense and $2.4 million of non-cash acquisition related charges in the twelve months ended December 31, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To eliminate the income statement impact from the reversal of the valuation allowance.
(e)	To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.